Exhibit 4.1
SECOND AMENDMENT
TO
THE NATIONAL CITY CREDIT CARD MASTER TRUST
POOLING AND SERVICING AGREEMENT
          THIS SECOND AMENDMENT TO THE NATIONAL CITY CREDIT CARD MASTER TRUST POOLING AND SERVICING AGREEMENT, dated as of August 3, 2005 (this “Amendment”), is by and between NATIONAL CITY BANK, a national banking association, as Seller and Servicer, and THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation (“BNY DE”), as Trustee.
          WHEREAS, the Seller and Servicer and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the “Prior Trustee”) of the National City Credit Card Master Trust (the “Trust”), have executed that certain Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the “Pooling and Servicing Agreement”);
          WHEREAS, the Seller and Servicer and the Prior Trustee have executed certain supplements to the Pooling and Servicing Agreement that are outstanding on the date hereof as described on Schedule 1 attached hereto (collectively, the “Series Supplements”);
          WHEREAS, the Seller and Servicer and the Prior Trustee have executed certain Assignments of Receivables in Additional Accounts (collectively, the “Assignments”) and Reassignments of Receivables in Removed Accounts (collectively, the “Reassignments” and, together with the Assignments, the “Assignments and Reassignments”);
          WHEREAS, the Seller and Servicer, the Prior Trustee and BNY DE have executed an Agreement of Resignation, Appointment and Acceptance of Trustee, dated as of August 3, 2005, pursuant to which the Prior Trustee resigned and was discharged as trustee of the Trust, and BNY DE was appointed as successor trustee of the Trust (in such capacity, the “Trustee”) and accepted such appointment, thereby becoming fully vested with all rights, powers, duties and obligations of the Prior Trustee; and
          WHEREAS, the Seller and Servicer and the Trustee wish to amend the Pooling and Servicing Agreement, the Series Supplements and the Assignments and Reassignments as provided herein.
          NOW THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the provisions of the Pooling and Servicing Agreement, the Series Supplements and the Assignments and Reassignments as follows:

          SECTION 1. Amendment to Section 2.01. Section 2.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following paragraph at the end of such Section:
     The Trust created by this Agreement is named “National City Credit Card Master Trust” and is separate and distinct from the Seller, the Servicer, and each Certificateholder. It is the intention of the parties hereto that the Trust constitute a common law trust under the laws of the State of Delaware (as opposed to a trust created under Chapter 38 of Title 12 of the Delaware Code) and that this Agreement constitute the governing instrument of such Trust. The Trust, and the Trustee on its behalf, shall engage only in Permitted Activities.
          SECTION 2. Amendment to Section 4.01. Section 4.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following text after the first sentence of such Section.
The interest represented by any Certificate shall constitute personal property, and no Certificateholder shall have an interest in specific property of the Trust. No creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, provided, however, that this sentence shall not limit any rights expressly provided to the Certificateholders pursuant to this Agreement or any Supplement hereto. None of the Seller, the Servicer, or any Certificateholder shall have any liability for the expenses or liabilities of the Trust except as specifically set forth in this Agreement.
     SECTION 3. Amendment to Section 12.01. Section 12.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following text at the end of such Section:
The Trust shall not be terminated or revoked except in accordance with this Section 12.01. The dissolution, termination, bankruptcy, conservatorship, or receivership of the Seller, the Servicer, or any Certificateholder shall not result in the termination or dissolution of the Trust.
     SECTION 4. Amendment of Section 13.04. Section 13.04 of the Pooling and Servicing Agreement shall be and hereby is amended by changing the caption of such Section to “Governing Law; Submission to Jurisdiction; Agent for Service of Process” and deleting the text of such Section in its entirety and inserting the following text in its place:
Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C.

§ 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.
     SECTION 5. Addition of Section 13.17. The Pooling and Servicing Agreement is hereby amended by adding the following Section 13.17 at the end of Article XIII of the Pooling and Servicing Agreement:
     Section 13.17 Intention of Parties. For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:
     (a) Any property, assets or rights purported to be transferred, in whole or in part, by the Seller pursuant to this Agreement (including each Assignment) shall be deemed to no longer be the property, assets or rights of the Seller;
     (b) None of the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any property, assets or rights purported to be transferred, in whole or in part, by the Seller pursuant to this Agreement (including each Assignment);
     (c) In the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Seller’s property, assets, rights or estate; and
     (d) The transactions contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.
          SECTION 6. Amendment of Exhibit B. Exhibit B of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as set forth in Schedule 2 attached hereto.

          SECTION 7. Amendment of Exhibit C. Exhibit C of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as set forth in Schedule 3 attached hereto.
          SECTION 8. Amendment to the Series Supplements. By executing this Amendment, the parties hereto acknowledge and agree that this Amendment hereby amends the Series Supplements by changing the caption of Section 9.03 of each of the Series Supplements to “Governing Law; Submission to Jurisdiction; Agent for Service of Process” and deleting the text of Section 9.03 of each of the Series Supplements and inserting in its place the text of the amendment set forth in Section 4 hereof; provided that, the term “Agreement” shall be deleted wherever it appears in such amendments to Section 9.03 of the Series Supplements and “Supplement” shall be inserted in its place.
          SECTION 9. Amendment to the Assignments.
          (a) By executing this Amendment, the parties hereto acknowledge and agree that this Amendment hereby amends the Assignments by changing the caption of Section 8 of each of the Assignments to “Governing Law; Submission to Jurisdiction; Agent for Service of Process” and deleting the text of Section 8 of each of the Assignments and inserting in its place the text of the amendment set forth in Section 4 hereof; provided that, the term “Agreement” shall be deleted wherever it appears in such amendments to Section 8 of the Assignments and “Assignment” shall be inserted in its place.
          (b) Section 2 of each of the Assignments shall be and hereby is amended by deleting the first sentence thereof in its entirety, and inserting in its place the following:
     The Seller has delivered to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Additional Accounts designated hereby specifying for each such Account, as of the Addition Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file, microfiche list or printed list shall be marked as Schedule 1 to this Assignment, shall be incorporated into and made a part of this Assignment and the Agreement, and shall supplement Schedule 1 to the Agreement.
          SECTION 10. Amendment to the Reassignments.
          (a) By executing this Amendment, the parties hereto acknowledge and agree that this Amendment hereby amends the Reassignments by changing the caption of Section 7 of each of the Reassignments to “Governing Law; Submission to Jurisdiction; Agent for Service of Process” and deleting the text of Section 7 of each of the Reassignments and inserting in its place the text of the amendment set forth in Section 4 hereof; provided that, the term “Agreement” shall be deleted wherever it appears in such amendments to Section 7 of the Reassignments and “Reassignment” shall be inserted in its place.

          (b) Section 2 of each of the Reassignments shall be and hereby is amended by deleting the first sentence thereof in its entirety, and inserting in its place the following:
     The Removal Seller has delivered to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file, microfiche list or printed list shall be marked as Schedule 1 to this Reassignment, shall be incorporated into and made a part of this Reassignment and the Agreement, and shall supplement Schedule 1 to the Agreement.
          SECTION 11. Continuation. Each of the parties hereto hereby agrees that, from and after the effective date of this Amendment, the Trust heretofore created under the laws of the State of New York shall continue as a common law trust under and pursuant to the provisions of the Pooling and Servicing Agreement, as amended by this Amendment, and the laws of the State of Delaware.
          SECTION 12. Effectiveness. The amendments provided for by this Amendment shall become effective upon receipt by the Trustee of the following:
          (a) Notification in writing from each Rating Agency to the effect that the terms of this Amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class of Investor Certificates for which it is a Rating Agency.
          (b) An Officer’s Certificate from the Seller delivered to the Trustee to the effect that the terms of this Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder, and Opinions of Counsel as provided under Sections 13.01 and 13.02 of the Pooling and Servicing Agreement.
          (c) Counterparts of this Amendment, duly executed by the parties hereto.
          SECTION 13. Pooling and Servicing Agreement, Series Supplements and Assignments and Reassignments in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement, the Series Supplements and the Assignments and Reassignments shall remain in full force and effect. All references to the Pooling and Servicing Agreement, the Series Supplements and the Assignments and Reassignments in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement, Series Supplement and Assignment and Reassignment as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, the Series Supplements or the Assignments and Reassignments, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, the Series Supplements and the Assignments and Reassignments, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement, the Series Supplements and the Assignments and Reassignments were set forth herein.

          SECTION 14. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.
          SECTION 15. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          SECTION 16. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

NATIONAL CITY BANK, as Seller and Servicer
By:	/s/ Russell A,. Cronin, Jr.
	Name:	Russell A. Cronin, Jr.
	Title:	Senior Vice President

THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as Trustee
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

SCHEDULE 1
List of Outstanding Series Supplements
Series 2000-1 Supplement dated as of August 24, 2000
Series 2001-1 Supplement dated as of January 31, 2001
Series 2002-1 Supplement dated as of January 31, 2002

SCHEDULE 2
EXHIBIT B
FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS
(As required by Section 2.08 of the Pooling
and Servicing Agreement)
          This ASSIGNMENT No. [___] OF RECEIVABLES IN ADDITIONAL ACCOUNTS (the “Assignment”), dated as of [___],1 is executed by and among NATIONAL CITY BANK, as Seller and Servicer (the “Seller” and “Servicer”) THE BANK OF NEW YORK (DELAWARE), a banking corporation organized and existing under the laws of the State of Delaware (in such capacity, the “Trustee”), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.
     WHEREAS, the Seller, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000 (as may be amended and supplemented from time to time, the “Agreement”);
     WHEREAS, pursuant to the Agreement, the Seller wishes to designate Additional Accounts owned by the Seller to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trustee as part of the corpus of the Trust (as each such term is defined in the Agreement); and
     WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof.
     NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:
     1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.
     “Addition Date” shall mean, with respect to the Additional Accounts designated hereby, [___, ___].
     “Addition Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby, [___, ___].
     2. Designation of Additional Accounts. On or before the Document Delivery Date, the Seller will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Additional Accounts designated hereby specifying for each such Account, as of the Addition Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in

[1]	To be dated as of the applicable Addition Date.

such Account, which computer file, microfiche list or printed list shall be marked as Schedule 1 to this Assignment, shall be incorporated into and made a part of this Assignment and the Agreement, and shall supplement Schedule 1 to the Agreement.
     3. Conveyance of Receivables. (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables of the Additional Accounts designated hereby existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including “proceeds” as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.
          (a) The Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing in the Additional Accounts designated hereby, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of such Receivables to the Trustee, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.
          (b) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to the Trustee pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.
          (c) The Seller does hereby grant to the Trustee a security interest in all of its right, title and interest in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all “proceeds” (including “proceeds” as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.
     4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trustee pursuant to Sections 3(a) and 3(d) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the computer file, microfiche list or printed list described in Section 2 of this Assignment.

     5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:
          (a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
          (b) Eligibility of Accounts. Each Additional Account designated hereby is an Eligible Account;
          (c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller has occurred and the transfer by the Seller of Receivables arising in the Additional Accounts to the Trustee has not been made in contemplation of the occurrence thereof;
          (d) Pay Out Event. The Seller reasonably believes that (i) the addition of the Receivables arising in the Additional Accounts will not, based on the facts known to the Seller, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Seller which would result in the selection of Additional Accounts (from among the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Addition Date;
          (e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trustee of all right, title and interest of the Seller in the Receivables now existing or hereafter created in the Additional Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and the “proceeds” (including “proceeds” as defined in the UCC as in effect in the States of New York, Delaware and [other applicable states]) thereof, or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a “security interest” (as defined in the UCC as in effect in the States of New York, Delaware and [other applicable states]) in such property to the Trustee, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trustee shall have a first priority perfected security or ownership interest in such property; provided, however, that such security interest in proceeds shall remain perfected after twenty days from their receipt by the Seller only to the extent that such proceeds are identifiable cash proceeds (subject to Section 9-315 of the UCC);
          (f) No Conflict. The execution and delivery by the Seller of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound;
          (g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the federal, or applicable state income or franchise tax laws; and
          (h) All Consents. All authorizations, consents, orders or approvals or other actions of any Person or of any court or other governmental authority required to be obtained by the Seller in connection with the execution and delivery of this Assignment by the Seller and the performance of the transactions contemplated by this Assignment by the Seller, have been obtained except where the failure to obtain such authorizations, consents, orders or approvals would not have a material adverse effect on the Investor Certificateholders.
     6. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.
     7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
     8. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Assignment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Assignment involves at least $100,000.00, and (b) that this Assignment has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.
     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

NATIONAL CITY BANK, as Seller and Servicer
By:
Name:
Title:

THE BANK OF NEW YORK (DELAWARE), as Trustee
By:
Name:
Title:

SCHEDULE 3
EXHIBIT C
FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
(As required by Section 2.09 of the Pooling
and Servicing Agreement)
          This REASSIGNMENT No. [___] OF RECEIVABLES (the “Reassignment”), dated as of [___],2 is executed by and among National City Bank, as Seller (the “Removal Seller” and as “Servicer”) and THE BANK OF NEW YORK (DELAWARE), a banking corporation organized and existing under the laws of the State of Delaware (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.
     WHEREAS, the Removal Seller, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000 (as may be amended and supplemented from time to time, the “Agreement”);
     WHEREAS, pursuant to the Agreement, the Removal Seller wishes to remove from the Trust all Receivables in certain designated Accounts owned by the Removal Seller (the “Removed Accounts”) and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trustee to the Removal Seller; and
     WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;
     NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:
     1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.
     “Removal Date” shall mean, with respect to the Removed Accounts designated hereby, [___], [___].
     “Removal Notice Date” shall mean, with respect to the Removed Accounts, [___], [___].
     2. Designation of Removed Accounts. On or before the date that is 10 Business Days after the Removal Date, the Removal Seller will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer

[2]	To be dated as of the Removal Date.

file, microfiche list or printed list shall be marked as Schedule 1 to this Reassignment, shall be incorporated into and made a part of this Reassignment and the Agreement, and shall supplement Schedule 1 to the Agreement.
     3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Removal Seller, without recourse, on and after the Removal Date, all right, title and interest of the Trustee in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof.
          (a) In connection with such transfer, the Trustee agrees to execute and deliver to the Removal Seller on or prior to the date this Reassignment is delivered, applicable UCC termination statements with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof, evidencing the release by the Trustee of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.
     4. Representations and Warranties of the Removal Seller. The Removal Seller hereby severally represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:
          (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Removal Seller, enforceable against the Removal Seller, in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
          (b) Pay Out Event. The Removal Seller reasonably believes that (i) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to the Removal Seller, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Removal Seller which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Removal Date; and
          (c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.09(c) of the Agreement, as of the Removal Date, is true and complete in all material respects.
     5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all aspects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.
     6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
     7. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Reassignment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Reassignment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Reassignment involves at least $100,000.00, and (b) that this Reassignment has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.
     IN WITNESS WHEREOF, the Removal Seller, the Servicer and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

NATIONAL CITY BANK, as Removal Seller and Servicer
By:
Name:
Title:

THE BANK OF NEW YORK (DELAWARE), as Trustee
By:
Name:
Title: